PURCHASE AND SALE AGREEMENT

This Purchase and Sale Agreement (the "Agreement") entered into this 13th day of January, 2005 and effective as of the 8th day of January 2005 (the "Effective Date"), is made by and among SHELL LANDING RESIDENCES LLC, a Mississippi limited liability company ("Seller"), AZUR-SHELL LANDING DEVELOPMENT LLC, a Mississippi limited liability company ("Purchaser") and MICHAEL L. FONDREN P.C ("Escrow Agent").

In consideration of the mutual covenants and provisions herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

ARTICLE I

THE PROPERTY

1.1 **Purchase and Sale of Property.** Seller hereby agrees to sell, assign, and convey to Purchaser, and Purchaser agrees to purchase from Seller, in accordance with and subject to the terms and conditions contained herein, that certain parcel of real property situated in Gautier, Mississippi more particularly described in **Exhibit A** attached hereto (the "Land"), together with all improvements thereon and appurtenances pertaining thereto including rights to develop the Land, any permits, notices, plans, tests, surveys appraisals, and all of Seller's right, title and interest, if any, in and to any easements, licenses, privileges, adjacent streets, roads, alleys or rights of way pertaining to the Land (collectively with the Land, the "Property").

1.2 **Development of the Property.** Purchaser intends to develop the Property into a multi-use residential resort community with commercial and other associated amenities (the "Intended Use").

1.3 **Lot Sales Prior to Closing**. The Property does not include lots previously sold from Phase I of Shell Landing Development ("Phase I") or any platted Phase I lots transferred in bona fide third party sales from the Effective Date through and including the Closing. **Exhibit B** attached hereto is a list of all such lots together with a list of Phase I lots under contract as of November 24, 2004. Seller may continue contracting for the sale of platted Phase I lots previously advertised for sale until the Closing. The proceeds from the sale of any Phase I lots sold and closed prior to the Closing shall be the sole property of the Seller, free of any claim by Purchaser, other than the credit permitted by Section 2.2 below. However, any bona fide contract for sale of platted Phase I lot not closed prior to the Closing shall be assumed by the Purchaser and any escrowed funds held by Seller, Seller's counsel, the counsel for the purchaser of the lot or any other third party shall be held for the benefit of the Purchaser upon Closing. In addition, any non-refundable deposits held or earned by the Seller derived from the purchase of the lots which have not closed prior to Closing shall be credited against the Purchase Price.

ARTICLE II

NONREFUNDABLE PAYMENT, PURCHASE PRICE AND ASSUMPTION OF SELLER'S CONTINUING OBLIGATIONS

2.1 **Nonrefundable Payment.** In consideration of the execution of this Agreement on behalf of Seller, Purchaser agrees to pay to Seller the nonrefundable sum of $200,000.00 in immediately available funds contemporaneous within three days of the business days of the delivery of this Agreement executed on behalf of Seller made payable to made payable to Michael L. Fondren Escrow Account to be disbursed by the Escrow Agent upon receipt to the Seller in accordance with Seller's instructions and within thirty days of the Effective Date, Purchaser agrees to pay to Seller the nonrefundable sum of $1,000,000.00 (collectively the "Nonrefundable Payments") made payable to Michael L Fondren Escrow Account to be disbursed by the Escrow Agent upon receipt to the Seller in accordance with Seller's instructions.

2.2 **Purchase Price**. In addition to the Nonrefundable Payment, Purchaser agrees to pay to Seller at the Closing the sum of Five Million Eight Hundred Thousand Dollars ($5,800,000.00) (the "Purchase Price") subject to standard pro rations for real estate taxes, rents, utilities and other customary pro rations in Gautier, Mississippi. The Purchase Price shall be reduced in the amount of 89% of the gross selling price of platted Phase I lots contracted for after November 24, 2004 and transferred in bona fide third party sales closed prior to the Closing as described in Section 1.3 above.

2.3 **Assumption of Seller's Continuing Obligations.** In addition to the payment of the Nonrefundable Payment and the Purchase Price, Purchaser shall assume and agree to timely pay or otherwise discharge or perform all of Seller's contractual and other obligations to third persons in any way related to the Property as set forth on the detailed schedule of obligations attached hereto as Schedule 2.3(a) and defined herein as "Seller's Continuing Obligations", which include obligations for or arising from maintenance of common areas including guardhouse and front entrance at U.S. Highway 90; security; Jack Kerrigan Advertising agreement; utilities, easements, real property covenants including architectural and design guidelines; turtle refuge; Davis Love Enterprises; Shell Landing Golf, LLC (and/or any successor owner of the Shell Landing Golf Course); and such other obligations identified on Schedule 2.3(a). Seller's Continuing Obligations do not include any obligation owed by Seller to any third party financial institution secured by the Land, or any obligation derived from any lawsuit where the Seller is a party.

ARTICLE III

INSPECTION OF PROPERTY

3.1 **Duration**. Prior to Closing, Purchaser shall have the right, subject to the provisions of Section 3.2, to enter upon, inspect and investigate the Property.

3.2 **Entry and Inspection**. Prior to Closing, Seller shall make the Property available for inspection by Purchaser, its agents and designees, during regular business hours and upon reasonable notice. Purchaser will coordinate all such inspections with Seller to minimize disruptions in Seller's business or the use and enjoyment of Shell Landing Development by its homeowners. Purchaser may, at Purchaser's sole risk and expense, undertake a complete physical inspection of the Property as Purchaser deems appropriate, including but not limited to soil tests and environmental audits; provided, however, that any such inspection does not cause any permanent damage to the Property. Purchaser does hereby indemnify and agree to hold Seller, its officers, directors, agents and representatives harmless from all

claims, actions, causes of action, obligations and liabilities (including reasonable attorneys fees) occasioned by the inspection of the Property by Purchaser, its agents and/or representatives.

3.3 **Seller's Cooperation.** Within five (5) calendar days from the Effective Date, if available, Seller shall provide Purchaser and its agents with a copy of the following items, unless noted otherwise:

(a) all preliminary land development plans;

(b) all existing surveys, plats, and appraisals regarding the Property;

(c) all environmental and other reports as well as all soil and other studies and tests regarding the Property;

(d) any notices and permits from any governmental authorities with respect to the Property;

(e) any existing contracts with respect to the Property; and,

(f) any other documentation as reasonably requested by Purchaser.

Seller shall instruct its agents to cooperate with Purchaser and to make available their records with respect to the Property.

ARTICLE IV

GOVERNMENTAL APPROVAL OF INTENDED USE

4.1 **Zoning.** Purchaser acknowledges that:(a) a portion of the Land is included in a planned unit development ("PUD") and the balance of the Land is zoned either commercial or agricultural as reflected on the Plat Map attached as **Exhibit C** hereto; and (b) the Intended Use of the Land is subject to permitting, zoning and/or other requirements of federal, state, local or other governmental authorities. Purchaser shall promptly determine the requirements necessary to obtain approval and permits from each governmental authority having jurisdiction over the Land for its Intended Use, including, as applicable, building permits, sign permits, driveway and curb-cut permits, and drainage and zoning and environmental approvals. Prior to Closing, Seller will cooperate with Purchaser with respect thereto and, if necessary, will execute applications for the permits and approvals and provide information in furtherance thereof.

ARTICLE V

TITLE POLICY

5.1 **Title.** Purchaser shall receive at Seller's expense, within ten (10) days after the Effective Date, a basic abstract of title from a nationally recognized title insurance company, together with copies of all title documents listed as exceptions to title ("Intended Permitted Exceptions"). Purchaser shall promptly obtain a title commitment at its expense. Purchaser shall have twenty (20) days after receipt of the title commitment within which to notify Seller in writing of any defects or objections to the title appearing in said commitment ("Notice to Cure"]. Seller shall have twenty (20) days after receipt of Purchaser's Notice to Cure any title objections Seller acknowledges are objections to title or defects so specified, and upon Seller's curing the same, the transaction shall be closed as provided herein. Seller must make its best good faith effort to promptly cure any title defects or acknowledged objections. If Seller fails to remedy said title objections or defects within said period of time or the parties fail to agree upon what should be considered Permitted Exceptions, Purchaser may in its sole discretion either (a) terminate this Agreement; or (b) waive such title objections or defects and consummate the Closing. In the event Purchaser has no objections to the title commitment and the Intended Permitted Exceptions, Purchaser's at its expense may have issued an Owner's ALTA Form B title insurance policy from a nationally recognized title insurance company in the total amount of the Purchase Price insuring fee simple marketable title to the Property, subject only to the acknowledged exceptions to title ("Permitted Exceptions").

5.2 **Later Title Exceptions.** In the event that an exception unacceptable to Purchaser is filed of record subsequent to the date of the title commitment and prior to Closing (a "Later Exception"), Seller shall send written notice of such Later Exception to Purchaser. Purchaser shall have the right to postpone the Closing for a period of twenty (20) days in order to give Seller sufficient time to satisfy, release, cure or remove such Later Exception. Upon Seller's cure, removal or bonding off of any such Later Exception, the Closing shall be scheduled upon ten (10) days prior written notice to Purchaser. If Seller is unable, within said period, to cure, remove, bond off or otherwise dispose of any Later Exception, despite its good faith efforts to promptly remedy and cure same, Purchaser may in its sole discretion either (a) terminate this Agreement; (b) waive such objection to the Later Exception and proceed with the Closing; or (c) postpone the Closing for a reasonable time to allow Seller additional time to remedy said Later Exception, and if thereafter Seller is unable to remedy said Later Exception, at that time Purchaser may elect either (a) or (b).

5.3 **No Claim to Nonrefundable Payment.** Cumulative with other provisions contained herein, the Purchaser waives all legal and equitable claims for the return of the Nonrefundable Payment even if Purchaser elects not to proceed with the Closing due to objections or defects in title justifying Purchaser's termination of this Agreement in accordance with this Article V.

ARTICLE VI

SURVEY

6.1 **Survey**. Purchaser may promptly order and obtain at Purchaser's cost a current staked boundary survey of the Property (the "Survey") prepared by a qualified registered Mississippi land surveyor in accordance with the minimum detail requirements for land title surveys as adopted by the American Land Title Association and American Congress of Surveying and Mapping.

If the Survey shows (i) any encroachments on the Property or that improvements, if any, on the Property encroach on other lands; (ii) that the Property is not contiguous to a publicly dedicated right-of-way; or (iii) any other facts presently unknown to Purchaser that materially adversely affect the value of the Property for its Intended Use, Purchaser shall notify Seller in writing within twenty (20) days after Purchaser's receipt of the Survey specifying such defects. Seller shall have sixty (60) days after receipt of Purchaser's notice to cure such survey defects or objections so specified and upon Seller's curing the same, the transaction shall be closed as provided herein. Seller must make its best good faith efforts to cure any survey defects or objections. If Seller fails to remedy said survey defects or objections within said time period, Purchaser may in its sole discretion either (a) terminate this Agreement; (b) waive such survey defects or objections, and consummate the Closing; or (c) postpone the Closing for a reasonable time to allow Seller additional time to remedy said survey defects or objections, and if thereafter, Seller is still unable to remedy said survey defects or objections, at that time Purchaser may elect either (a) or (b). Cumulative with other provisions contained herein, the Purchaser waives all legal and equitable claims for the return of the Nonrefundable Payment even if Purchaser elects not to proceed with the Closing due to objections or defects in the Survey justifying Purchaser's termination of this Agreement in accordance with this Article VI.

ARTICLE VII

REPRESENTATIONS, WARRANTIES, AND COVENANTS BY SELLER

Seller hereby represents and warrants to Purchaser, which representations and warranties shall be true and shall be deemed to be restated at the Closing, as follows:

7.1 **Authority and Enforceability**. Seller is a corporation, duly organized, validly existing and in good standing under the laws of the State of Mississippi. The Seller's Board of Directors has approved this Agreement and the transaction subject hereto, has agreed to recommend its approval by the Seller's shareholders, and has authorized the person executing this Agreement on behalf of the Seller to do so. Upon timely confirmation of SLD Shareholder Approval, this Agreement shall be the binding and legal obligation of Seller and enforceable against Seller under the laws of the State of Mississippi except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other law affecting creditors' rights generally or general principles of equity. If SLD Shareholder Approval is not timely confirmed, Section 2.1 above shall apply.

7.2 **Marketable Title**. Seller shall convey and deliver at Closing good and marketable title to the Property to Purchaser by General Warranty Deed, in form and content acceptable to Purchaser, free and clear of all mortgages, liens, encumbrances, leases, tenancies, security interests, covenants, conditions, restrictions, rights-of-way, easements, judgments and other matters affecting title except for the Permitted Exceptions and Seller's Continuing Obligations to be assumed by Purchaser.

7.3 **No Condemnation Pending or Threatened**. To Seller's knowledge, there is no pending or threatened condemnation or similar proceeding affecting the Property or any portion thereof, nor does Seller have knowledge that such action is presently contemplated.

7.4 **Adverse Information**. To Seller's knowledge, there are no changes contemplated in any applicable laws, ordinances or regulations, or any judicial or administrative action, or any action by adjacent landowners, or natural or artificial conditions upon the Property, which would prevent, limit, impede or render more costly, the Intended Use of the Property. Notwithstanding the foregoing, Seller discloses to Purchaser that (1) some of the real property being conveyed herewith has been designated as "Wetlands" pursuant to applicable federal law, and (2) detention tanks are required to be installed at lots 79 and 84 before construction commences thereupon.

7.5 **Compliance With Laws and Contracts**. To Seller's knowledge, Seller has complied with all applicable laws, ordinances, regulations, rules and restrictions pertaining to and affecting the Property. Performance of this Agreement will not result in any breach of or constitute any default under or result in the imposition of, any lien or encumbrance upon the Property under any agreement or other instrument to which Seller is a party or to which Seller or the Property might be bound.

7.6 **Pending Litigation**. To Seller's knowledge, there are no legal actions, suits, or other legal or administrative proceedings including condemnation cases pending or threatened against the Property or Seller except for that certain cause pending in the U.S. District Court for the Southern District of Mississippi, styled *McIntyre Golf Development, Inc. et al, v. Shell Landing Development, Inc.* Civil Action No. 1:03cv897GuRo.

7.7 **No Special Assessments or Obligations for Improvements**. To Seller's knowledge, no portion of the Property is affected by any special assessments or obligations for roads or other improvements.

7.8 **Commitments to Governmental Authority**. To Seller's knowledge, except for the Seller's Continuing Obligations, no commitments have been made to any governmental authority, developer, utility company, school board, church or other religious body or any property owners' association or to any other organization, group or individual relating to the Property which would impose an obligation upon Purchaser or its successors and assigns to make any contribution or dedications of money or land or to construct, install or maintain any improvements of a public or private nature on or off the Property; and there is no requirement that any developer or owner of the Property pay directly or indirectly any special fees or contributions or incur any expenses or obligations in connection with any development of the Property or any part thereof. The provisions of this section shall apply to any regular or non-discriminatory local real estate taxes assessed against the Property.

7.9 **Subsurface Conditions**. To Seller's knowledge, there are no environmental, soil or subsurface conditions located on the Land unknown to Purchaser that would materially impair the use of the Land for the Intended Use.

7.10 **Leases; Contracts**. There are no rights of first refusal to purchase or lease the Property or any portion thereof or other agreements, oral or written, in existence pertaining to the Property, which shall survive Closing.

7.11 **Hazardous Waste**. Neither Seller, nor any affiliate or agent of Seller, has ever caused or permitted any Hazardous Material to be placed, held, located or disposed of on, under or at the Land or any part thereof, and Seller has no knowledge that either the Land or any part thereof has been used as a

dump site or storage site, whether permanent or temporary, for any hazardous material. As used herein, the term "Hazardous Material" shall mean any hazardous, toxic or dangerous waste, substance or material defined as such in or for the purposes of the Comprehensive Environmental Response Compensation and Liability Act of 1980 ("CERCLA"), The Resource Conservation Recovery Act ("RCRA"), the Superfund Amendment Reauthorization Act ("SARA"), any so-called superfund or super-lien law, or any other federal, state or local statute law, ordinance, code, rule, regulation, order, decree, regulating, relating to or imposing liability or standards of conduct concerning any hazardous, toxic or dangerous waste, substance or material, as now or any time hereafter in effect (the "Environmental Laws").

7.12 **Insolvency**. To Seller's knowledge, there has not been filed by or against Seller or Seller's predecessor in title to the Property a petition in bankruptcy or any other insolvency proceeding, or for the reorganization or appointment of a receiver or trustee, nor has Seller made an assignment for the benefit of creditors, nor filed a petition for arrangement, nor entered into an arrangement with creditors, nor admitted in writing its inability to pay debts as they become due.

7.13 **Violations**. Seller has not received any notices from any association, city, village, state or other governmental authority of building, land use, zoning or health code violations in respect to the Property that have not been corrected.

7.14 **Boundaries**. There is no pending litigation or dispute involving or concerning the location of the boundaries of the Land..

7.15 **Intentionally Omitted.**

7.16 **Seller's Covenants Pending Closing**. Prior to the Closing:

(a) Subject to Article I hereof, Seller shall carry on its business and maintain the Property essentially in the same manner as heretofore conducted, shall not enter into any agreements without the Purchaser's prior written approval, which shall not be unreasonably withheld and shall refrain from disposing of the Property or otherwise entering into any transaction inconsistent with the transactions contemplated by this Agreement.

(b) Seller shall not take any action that would cause any of the representations and warranties herein contained to be inaccurate or untrue in any respect, and Seller agrees to keep Purchaser informed of the occurrence of any event that comes to its attention, which may cause such representations and warranties to be materially inaccurate or untrue.

(c) Seller shall cause to be maintained liability and casualty insurance with respect to the Property and all such policies shall be kept in full force and effect until the Closing.

(d) Seller will not take any action or omit to take any action which action or omission would cause a material breach by it of any material contract, commitment or obligation with respect to the operation of the Property or amend or terminate any such contract, commitment or obligation without the prior written consent of Purchaser.

(e) In the event that there shall be any notices of violations of Environmental Laws or any other laws, ordinances, orders, protective covenants, development order, development standards, requirements or regulations issued subsequent to the date hereof, but prior to the Closing by any federal, state, county, municipal or other governmental or quasi-governmental department, agency or authority

relating to the Property, Seller will provide written notice thereof to the Purchaser and Seller will cause the same to be complied with, at Seller's sole cost and expense prior to the Closing, or Seller shall escrow sufficient funds at Closing or make such other arrangements as may be possible to reasonably satisfy Purchaser of Seller's compliance therewith.

7.17 **Intentionally Omitted.**

ARTICLE VIII

REPRESENTATIONS, WARRANTIES AND COVENANTS BY PURCHASER

8.1 **Authority**. The individual executing this Agreement has full and lawful authority to bind and obligate Purchaser to perform its obligations as herein provided and upon execution hereof, this Agreement shall be the binding and legal obligation of Purchaser and is enforceable against Purchaser under the laws of the State of Mississippi.

8.2 **Enforceability of Agreement**. Upon execution and delivery by Purchaser, this Agreement will be a valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other law affecting creditors' rights generally or general principals of equity.

ARTICLE IX

CLOSING

9.1 **Closing**. Unless extended pursuant to Articles V and/or VI hereof, the closing of the transaction subject hereto (the "Closing") shall be held in the offices of Williams, Heidelberg, Steinberger & McElhaney, P.A., 711 Delmas Avenue, Pascagoula, Mississippi (or any other location mutually agreeable to the parties) at 5:00 P.M. on or before ninety (90) days after the Effective Date (the "Closing Date"). Upon written request by Purchaser delivered to Seller before the Closing Date, accompanied by a contemporaneous payment by Purchaser to Seller in the amount of Fifty Thousand Dollars ($50,000.00) (the "Extension Payment") in immediately available funds, Purchaser may delay the Closing until April 7, 2005 ("Extended Closing Date"). Only one-half of the Extension Payment (i.e. $25,000.00) will be credited against the Purchase Price at the Extended Closing Date. Upon a second written request by the Purchaser delivered to the Seller on or before the Extended Closing Date, accompanied by a contemporaneous payment by Purchaser to Seller in the amount of Fifty Thousand Dollars ($50,000.00) (the "Second Extension Payment") in immediately available funds, Purchaser may delay the Closing until May 7, 2005. None of the Second Extension Payment will be credited against the Purchase Price at Closing.

9.2 **Purchaser's Obligations at Closing**. The obligation of Purchaser hereunder to consummate the Closing is subject to (a) the provisions of Articles V, and VI; (b) Seller's timely performance, observance and compliance with all of the covenants required by this Agreement to be performed, observed and complied with by the Seller prior to the Closing; and (c) there being no material breach of any of Seller's representations and warranties contained in this Agreement. Purchaser may waive, in writing, in whole or in part, any of the foregoing conditions, or if the conditions can be satisfied within a reasonable period of time, Purchaser and Seller by mutual agreement may agree to extend the Closing until such conditions are satisfied.

9.3 **Seller's Obligations at Closing**. At Closing, Seller shall deliver or cause to be delivered to Purchaser the following documents:

(a) Warranty Deed executed by Seller conveying the Property to Purchaser;

(b) Affidavit stating either that there have been no improvements made to the Property during the ninety (90) days immediately preceding the Closing pursuant to a contract with Seller or, if there have been any such improvements, that all lienors in connection with such improvements have been paid in full;

(c) Certificate of good standing of Seller from Mississippi Secretary of State;

(d) Resolution of Seller's Board of Directors approving this Agreement and the transaction subject hereto and recommending its approval by Seller's shareholders; resolution of Seller's Shareholders approving this Agreement and the transaction subject hereto; incumbency certificate setting forth those corporate officers authorized to execute binding agreements on behalf of Seller and indicating that Seller is duly authorized to execute all closing documents;

(e) FIRPTA affidavit from Seller;

(f) Such additional documents and instruments as the title company may reasonably require to transfer and insure the title to the Property;

(g) Such other documents or instruments as Purchaser may reasonably request in order to effectuate the transactions contemplated herein.

9.4 **Purchaser's Obligations at Closing**. At Closing, Purchaser shall deliver to Seller the following:

(a) The Purchase Price in accordance with the provisions of Article II;

(b) A copy of Purchaser's company documents, and all amendments thereto, certified as true and complete, as of the Closing, and all other documents deemed necessary by Seller and/or the issuer of title insurance to evidence authorization for the actions to be taken by Purchaser or Purchaser's assignee, as well as the authority of the person signing this Agreement and the closing documents; and

(c) An assumption agreement in form and substance reasonably acceptable to Seller and its counsel pursuant to which Purchaser shall assume Seller's Continuing Obligations.

ARTICLE X

CLOSING COSTS, PRORATIONS OF REVENUES, TAXES AND MISCELLANEOUS EXPENSES

10.1 **Closing Costs**. Purchaser and Seller shall each pay their own attorney's fees. At Closing, Seller shall pay costs to record any curative title documents, any real estate transfer tax and surtaxes levied in connection with the Warranty Deed. Purchaser shall pay the costs of recording the Warranty Deed and any direct costs associated with obtaining the 1st mortgage on the Property and title insurance.

10.2 **Real Property Taxes**. Real property taxes on the Property, and any other taxes associated with the Property shall be prorated as of the date of Closing, and shall be adjusted as the real property tax bill for the period prior to the Closing is defined. Seller shall pay all real estate and personal property taxes for the period ending on the day of Closing and Purchaser shall be responsible for all such taxes after the Closing.

10.3 **Utilities and Revenue Prorations**. The final meter readings on all gas, water, sewer, electric and all other utility services shall be made as of 12:01 A.M. on the day of Closing or as soon thereafter as possible. The Seller shall be responsible for all charges for consumption of utilities and any waste and garbage charges prior to the Closing, and Purchaser shall be responsible for all utility charges and any waste and garbage charges from and after the Closing. All deposits for utility services shall remain the sole property of Seller and Purchaser shall prior to Closing make new security deposit arrangements with the utility companies providing service to the Property.

Any rent received by Seller shall be prorated as of the day of the Closing, with rent payable to Purchaser after the day of Closing. Any uncollected rent due prior to and through the date of Closing shall be credited to Seller on the closing statement.

10.4 **Assessments, Liens and Other Expenses**. All assessments, liens or other expenses that relate to or are associated with the Property and the Closing of the transaction shall be prorated as such assessments, liens or other expenses are customarily prorated in similar transactions in Gautier, Mississippi.

ARTICLE XI

RISK OF LOSS

11.1 **Casualty**. Seller assumes all risk and liability, damage to or injury occurring to the Property by fire, storm, accident or any other casualty or cause until the Closing has been consummated. If the Property or any part thereof, suffers any damage prior to the Closing from fire or other casualty, Purchaser may either (a) terminate this Agreement in which event the parties shall have no further rights and liabilities hereunder except with respect to those matters specifically surviving termination or Closing; (b) require Seller to repair such damage, in which event the time for Closing shall be extended by the length of time reasonably necessary for Seller to complete such repairs; or (c) without repairing such damage, consummate the Closing, in which latter event the proceeds of any insurance covering such damage shall be assigned to Purchaser at Closing. The foregoing provision shall not apply if damage to the Property is caused by the acts of the Purchaser, its agents or representatives.

11.2 **Condemnation**. If, prior to Closing, action is initiated or threatened to take all or any material part of the Property by eminent domain proceedings or by deed in lieu under threat thereof, Purchaser may either (a) terminate this Agreement in which event the parties shall have no further rights or obligations hereunder; (b) consummate the Closing in which event any award received or to be received by Seller from the condemning authority shall be assigned to Purchaser at the Closing; or (c) postpone the Closing until the condemnation proceedings have been completed, and at that time Purchaser may elect either (a) or (b) above. For purposes of this Section 11.2, a "material part" shall be deemed to mean a taking which (i) changes the current use of the Property, or (ii) physically affects more than fifty percent (50%) of the available square footage of the Property.

11.3 **No Claim to Nonrefundable Payment**. Cumulative with other provisions contained herein, the Purchaser waives all legal and equitable claims for the return of the Nonrefundable Payment even if Purchaser is justified in terminating this Agreement in accordance with this Article XI.

ARTICLE XII

DEFAULT

12.1 **Breach by Seller**. If Seller breaches this Agreement, Purchaser may (a) terminate this Agreement or (b) maintain an action for specific performance. Cumulative with other provisions contained herein, the Purchaser waives all legal and equitable claims for the return of the Nonrefundable Payment even if Purchaser is justified in terminating this Agreement in accordance with this Section 12.1.

12.2 **Breach by Purchaser.** If Purchaser breaches this Agreement, Seller may (a) terminate this Agreement in which event Seller shall be entitled to retain the Extension Payment, if applicable, as liquidated damages (and not as a penalty), (b) maintain an action for specific performance in which event the Extension Payment will be retained by Seller as part performance of Purchaser's obligations, or (c) maintain an action for damages, in which event the Extension Payment, if applicable, will be retained by Seller as partial satisfaction of any such damages, all of which remedies are cumulative and not exclusive to the fullest extent allowed by law.

ARTICLE XIII

MISCELLANEOUS

13.1 **Notices**. All notices, demands and requests which may be given or which are required to be given by either party to the other, and any exercise of a right of termination provided by this Agreement, shall be in writing and shall be deemed received (a) when personally delivered to the party to receive such notice or (b) whether actually received or not, one (1) business day after deposit with a commercial express delivery service, with delivery costs prepaid, or three (3) days after deposit in any post office or mail receptacle regularly maintained by the United States Government, certified or registered mail, return receipt requested, postage prepaid, addressed as follows:

As to Seller: SHELL LANDING RESIDENCES LLC.
____
____

As to Purchaser: AZUR-SHELL LANDING DEVELOPMENT LLC
3326 Mary Street, Suite 602
Miami, FL 33133

13.2 **Broker**. Each party represents to the other party that neither it nor any of its agents, affiliates, shareholders or partners have dealt with any person or entity that might have a claim for a sales or brokerage commission or finder's fee with respect to the transaction contemplated by this Agreement.

The parties hereto agree that each party will indemnify, hold harmless and defend the other from and against any additional claim for any such commission or fee by any other broker or similar person or

entity claiming to have acted through the other party or its agents, affiliates, shareholders, or partners. The provisions of this Section shall survive Closing.

13.3 **Entire Agreement.** This Agreement and the Exhibits hereto embody the entire agreement between the parties relative to the subject matter, and there are no oral or written agreements between the parties, or any representations made by either party relative to the subject matter, which are not expressly set forth herein.

13.4 **Amendment.** Only a written instrument executed by the party or parties to be bound thereby may amend this Agreement.

13.5 **Headings.** The captions and headings used in this Agreement are for convenience only and do not in any way limit, amplify, or otherwise modify the provisions of this Agreement.

13.6 **Time of the Essence.** TIME IS OF THE ESSENCE OF THIS AGREEMENT. However, if the final date of any period which is set out in any provision of this Agreement falls on a Saturday, Sunday or legal holiday under the law of the United States or the State of Mississippi, in such event, the time of such period shall be extended to the next day which is not a Saturday, Sunday or legal holiday.

13.7 **Successors and Assigns.** This Agreement shall bind and inure to the benefit of Seller, Purchaser and their respective successors and assigns. Purchaser may assign Purchaser's rights under this Agreement provided that (a) the assignee expressly assumes all of Purchaser's obligations hereunder and (b) no such assignment shall relieve Purchaser of its obligations hereunder.

13.8 **Invalid Provision.** If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws, such provision shall be fully severable; this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Agreement; and, the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by such illegal, invalid or unenforceable provision or by its severance from this Agreement.

13.9 **Attorneys' Fees.** In the event it becomes necessary for either party hereto to file suit to enforce this Agreement or any provision contained herein, the party prevailing in such suit shall be entitled to recover, in addition to all other remedies or damages as herein provided, reasonable attorneys', paralegals', or expert witnesses' fees and costs incurred in such suit at trial or on appeal or in connection with any bankruptcy or similar proceedings.

13.10 **Multiple Counterparts.** This Agreement may be executed in a number of identical counterparts, each of which for all purposes is deemed an original, and all of which constitute collectively one (1) agreement, but in making proof of this Agreement, it shall not be necessary to produce or account for more than one such counterpart.

13.11 **Non-Merger.** In addition to the specific language of non-merger found in certain sections of this Agreement, any provision hereof which by its terms would be performed after Closing shall survive the Closing and shall not merge in the Closing or in the Warranty Deed, except as specifically provided to the contrary herein.

13.12 **Judicial Interpretation.** Seller and Purchaser agree that this Agreement shall be interpreted according to Mississippi law. Should any of the provisions of this Agreement require judicial interpretation, the Court interpreting or construing the same shall not apply the presumption that the terms thereof shall be more strictly construed against one party by reason of the rule of construction that a document is to be construed more strictly against the party who itself or through its agents prepared the same, it being agreed that the agents of all parties have participated in the preparation hereof.

13.13 **Effective Date.** The Effective Date means the date of execution of this Agreement by the last of Seller and Purchaser.

13.14 **Date For Acceptance of Offer.** If this offer is not executed and delivered to all parties on or before 5:00 P.M. January 8, 2005, this offer will be withdrawn.

13.15 **Facsimile Copy.** A facsimile copy of this Agreement and any signatures hereon shall be considered for all purposes as an original.

13.16 **Tax Deferred Exchange.** If one or more of the parties to this Agreement desires to exchange other property or like kind and qualifying use within the meaning of Section 1031 of the Internal Revenue Code of 1986, as amended, and its accompanying Regulations, for the fee simple title in or proceeds of the Property, then the parties each agree to assist one another in the consummation of such transaction(s), and the parties reserve the right to assign their respective rights (but not obligations) hereunder to a Qualified Intermediary as provided for in IRC Regulation 1.1031 (a)-l(g)(4) on or before the Closing, through written assignment and otherwise as may be necessary to accomplish a Section 1031 Exchange under the Internal Revenue Code, provided the assisting party shall incur no additional expense or liability.

13.17. **Jurisdiction.** Both parties agree that any litigation arising under this Agreement must be filed in a state or federal court of competent jurisdiction in Mississippi.

13.18 **Confidentiality**. Except as otherwise agreed by Seller and Purchaser in writing, the parties agree to maintain the confidentiality of the transaction subject to this Agreement as to all third parties except (1) any corporate boards or shareholders whose approval is necessary to execute and perform this Agreement, (2) any lending institutions or other third parties from whom Purchaser reasonably seeks financing to consummate the transaction subject hereto provided all such third parties first commit to be bound by this Section, (3) any third parties that Purchaser reasonably solicits to invest capital into Purchaser and/or to provide credit enhancement in furtherance of the consummation of the transaction subject hereto provided all such third parties first commit to be bound by this Section, and (4) any attorneys, consultants or other experts whom Seller and/or Purchaser engage in furtherance of the transaction subject hereto provided any such consultants or experts first commit to be bound by the provisions of this Section. Upon the Closing, the Seller and Purchaser shall agree upon a joint press release to be issued in connection therewith. The mutual covenants of confidentiality contained in this Section shall not apply to disclosures made pursuant to subpoena, court order or as otherwise required by law.

13.19 **Rules of Construction**. As used in this Agreement: (a) all financial terms used but not defined in this Agreement shall have the meanings accorded to them under generally accepted accounting principles; (b) unless otherwise specified, all defined terms in the singular and plural shall have comparable meanings when used in the plural and vice-versa; (c) any reference to a "person" shall mean and refer to any individual, partnership, firm, corporation, limited liability company, association,

joint venture, trust or other entity, or any governmental or political subdivision or agency department or instrumentality thereof; (d) all pronouns and any variations thereof shall be deemed to refer to masculine, feminine or neuter, singular or plural, as the identity of the person or persons may require; (e) the words "hereof," "herein," "hereunder" and words of similar import shall refer to this Agreement as a whole and not any particular provision of this Agreement; (f) unless included in the phrases "third party" or "third parties", the word "party" or "parties" when used in this Agreement means only those persons or entities who are signatories to this Agreement; (g) the words "include", "includes" and "including" will be deemed to be followed by the phrase "without limitation," whether or not such phrase is included therein; (h) unless otherwise specified in the computation of a period of time from a date to a later specified date, the word "from" means "from and including," and the words "to" and "until" each mean "to but excluding"; (i) any exhibit attached to this Agreement shall be incorporated herein as if fully set forth verbatim; and (j) references to all documents, contracts, agreements or instruments shall include any and all supplements and amendments thereto.

13.20 **Escrow Agent**. The Escrow Agent shall be Michael L Fondren PC. Escrow Agent agrees to hold, keep and deliver the Nonrefundable Payments, as set forth in Section 2.1 and all other sums delivered to Escrow Agent in accordance with the terms and provisions of this Agreement. Escrow Agent shall not be entitled to any fees or compensation for its services hereunder. Escrow Agent shall be liable only to hold said sums and deliver the same to the parties named herein in accordance with the provisions of this Agreement, it being expressly understood that by acceptance of this Agreement Escrow Agent is acting in the capacity as a depository only and shall not be liable or responsible to anyone for any damages, losses or expenses unless same shall have been caused by the gross negligence or willful malfeasance of Escrow Agent.

In the event of any disagreement between Purchaser and Seller resulting in any adverse claims and demands being made in connection with or for the monies involved herein or affected hereby, Escrow Agent shall be entitled to refuse to comply with any such claims or demands so long as such disagreement may continue; and in so refusing Escrow Agent shall make no delivery or other disposition of any of the monies then held by it under the terms of this Agreement, and in so doing Escrow Agent shall not become liable to anyone for such refusal; and Escrow Agent shall be entitled to continue to refrain from acting until (a) the rights of the adverse claimants shall have been finally adjudicated in a court of competent jurisdiction of the monies involved herein or affected hereby, or (b) all differences shall have been adjusted by agreement between Seller and Purchaser, and Escrow Agent shall have a period not exceeding three (3) business days after receipt by Escrow Agent of any notice or request to perform any act or disburse any portion of the monies held by Escrow Agent under the terms of this Agreement. Further, Escrow Agent shall have the right at all times to pay all sums held by it (i) to the appropriate party under the terms hereof, or (ii) into any court of competent jurisdiction after a dispute between or among the parties has arisen, whereupon Escrow Agent's obligations hereunder shall terminate.

Seller and Purchaser, jointly and severally, agree to indemnify and hold harmless Escrow Agent from any and all costs, damages and expenses, including reasonable attorney's fees, that Escrow Agent may incur in its compliance of and in good faith with the terms of this Agreement; provided, however, that this indemnity shall not extend to any acts of gross negligence or willful malfeasance on the part of the Escrow Agent.

Seller acknowledges that Escrow Agent also represents the Seller and in the event of any dispute between Seller and Purchaser, Purchaser acknowledges and agrees that Escrow Agent may represent Seller with respect to those disputes and Seller agrees that Escrow Agent shall not be disqualified or prevented from representing Seller by virtue of its capacity of Escrow Agent. The provisions of this Section 13.9 shall survive Closing.

Signature Page

PURCHASE AND SALE AGREEMENT

WITNESSED: **AZUR-SHELL LANDING DEVELOPMENT LLC**
a Mississippi limited liability company

By: ______________________
Donald Winfrey, Manager

Dated: JAN 13, 2005

2005

SHELL LANDING RESIDENCES LLC
a Mississippi limited liability company

Michael L. Fondren
Manager

By: ______________________

Its: Manager

Dated: JAN 13, 2005

ESCROW AGENT:

Michael L. Fondren PC

By: ______________________

Its:

Dated: JAN 13, 2005

EXHIBIT "A"

LEGAL DESCRIPTION OF THE LAND:

EXHIBIT

A

PARCEL I:

A parcel of land being situated in Sections 33, 34, 35, 38, and Irr. Section 39 Township 7 South, Range 7 West, Jackson County, Mississippi, and in Sections 3, 4 and 16, Township 8 South, Range 7 West, Jackson County, Mississippi, and being more particularly described as follows:

Beginning at the N.E. Corner of Section 3, Township 8 South, Range 7 West, Jackson County, Mississippi; Thence run S 06 degrees 59' 09" E 2,478.65 feet along the East line of said Section 3 (also being the West boundary of Benjamin Lanier Claim Section 15) to the center of Bowens Bayou; Thence run in a Southerly direction 3,425 feet, more or less along the center of said Bowens Bayou to the East line of Section 16, Township 8 South, Range 7 West, Jackson County, Mississippi (also being the West boundary of Benjamin Lanier Claim Section 15); Thence run in a Southerly direction 676 feet, more or less, along said East line of Section 16 to the centerline of Little Graveline Bayou; Thence run in a Westerly and Northwesterly direction 5,000 feet, more or less, along said centerline of Little Graveline Bayou to the North boundary of said Section 16 (also being the South line of Irregular Section 3, Township 8 South, Range 7 West, Jackson County, Mississippi); Thence run West 1,500 feet, more or less to the N.E. Corner of U.S. Government Lot 7, located in Section 4, Township 8 South, Range 7 West, Jackson County, Mississippi; Thence run S 00 degrees 33' 33" W 1,906.31 feet to the N.E. Corner of Lot 1, Graveline Woods Subdivision as per plat on file in Plat Book 18, Page 29, in the Office of the Chancery Clerk of Jackson County, Mississippi; Thence run N 64 degrees 17' 59" W 1,096.06 feet along the North margin of said subdivision; Thence run N 32 degrees 05' 14" W 467.72 feet along the North margin of said subdivision; Thence run N 23 degrees 35' 14" W 188.59 feet along the North margin of said subdivision; Thence run N 56 degrees 11' 16" W 342.54 feet along the North margin of said subdivision; Thence run N 74 degrees 56' 48" W 262.75 feet along the North margin of said subdivision; Thence run S 32 degrees 58' 44" W 457.01 feet along the West margin of said subdivision to the S.W. Corner of Lot 17, said Graveline Woods Subdivision being on the North margin of Old Shell Landing Road; Thence run Northwesterly 1,100 feet, more or less, along said North margin of said Old Shell Landing Road to the S.W. Corner of tract sold to Palmore; Thence run S 89 degrees 46' 15" E 553.85 feet; Thence run N 00 degrees 13' 45" E 250.00 feet; Thence run S 89 degrees 46' 15" E 357.76 feet; Thence run N 01 degree 02' 15" E 300.02 feet; Thence run N 89 degrees 46' 15" W 662.00 feet to the West boundary of U.S. Govt. Lot 3, said Irregular Section 4, Township 8 South, Range 7 West, Jackson County, Mississippi; Thence run N 00 degrees 13' 45" E 3,266.25 feet; Thence run S 89 degrees 46' 15" E 635.00 feet; Thence run N 00 degrees 13' 45" E 495.00 feet; Thence run S 89 degrees 46' 15" East 60 feet; Thence run S 00 degrees 13' 45" W 133.23 feet to the centerline of a stream; Thence run S 38 degrees 38' 43" E 302.95 feet along said stream; Thence run S 62 degrees 24' 04" E 310.59 feet along said stream; Thence run S 50 degrees 17' 44" E 203.64 feet along said stream; Thence run S 62 degrees 22' 00" E 503.68 feet along said stream; Thence run S 64 degrees 00' 00" E 356.26 feet along said stream to the junction with Little Graveline Bayou; Thence run N 24 degrees 14' 36" E 196.33 feet to a 3/8 inch iron pipe; Thence run N 13 degrees 09' 24" W 201.91 feet to a 3/8 inch pipe; Thence run N 34 degrees 54' 24" W 294.06 feet to a 3/8 inch pipe; Thence run N 5 degrees 47' 24" W 337.68 feet to a 3/8 inch iron pipe; Thence run N 89 degrees 15' 24" W 294.94 feet to a concrete monument; Thence run N 0 degrees 43' 25" E 1,512.64 feet to a concrete monument on the Southern right-of-way of the Old Spanish Trail Road (Old U.S. 90); Thence run Northeasterly along said Southern right-of-way N 63 degrees 10' 39" E 203.77 feet to the point of tangency of said right-of-way; Thence continuing along the right-of-way N 58 degrees 15' 52" E 187.89 feet to the intersection of the rights-of-way of the Old Spanish Trail Road and the Louisville and Nashville (CSX) Railroad; Thence run Southeasterly along the Southern right-of-way of the Railroad, S 76 degrees 59' 28" E 5,807.91 feet; Thence run S 76 degrees 53' 41" E 3,169.61 feet along said South right-of-way of said Louisville and Nashville (CSX) Railroad to the West right-of-way of Dolphin Drive to a concrete marker; Thence run S 09 degrees 56' 44" E 895.20 feet along said West right-of-way of Dolphin Drive to a concrete marker; Thence run S 00 degrees 32' 40" E 146.71 feet along said West right-of-way of Dolphin Drive to a concrete marker on the South line of Section 35, Township 7 South, Range 7 West; Thence run N 89 degrees 29' 53" W 3,081.98 feet back to the POINT OF BEGINNING.

al

Less and except those Tracts I-V comprising the golf course lands more particularly described as:

Holes 5, 6, 7

TRACT 1
(Revised July, 2001)

A parcel of land located in U. S. Government Lot 7, of Irregular Section 34, Township 7 South, Range 7 West and U. S. Government Lot 1 and Lot 2 of Irregular Section 3, Township 8 South, Range 7 West, Jackson County, MS.

Commencing at a concrete marker at the NE Corner of Irregular Section 3, Township 8 South, Range 7 West, Jackson County, MS; Thence run N 89°43'32"W 140.89 feet; Thence run North 184.05 feet to the POINT OF BEGINNING;

Thence run N 80°59'46"W 126.78 feet;

Thence run N 36°22'47"W 84.12 feet;

Thence run S 72°42'21"W 151.06 feet;

Thence run N 88°58'33"W 170.89 feet;

Thence run S 24°31'33"W 116.31 feet;

Thence run S 30°07'23"E 1045.69 feet;

Thence run S 27°24'39"E 499.36 feet;

Thence run S 28°31'09"W 204.80 feet;

Thence run N 84°29'01"W 157.28 feet;

Thence run S 10°34'25"E 158.98 feet;

Thence run S 74°35'52"E 102.97 feet;

Thence run S 24°51'46"E 121.77 feet to the Northeast Corner of Lot 149, Shell Landing

au

Subdivision, Phase I, Plat Book 21, Page 14;

Thence run S 85°44'14"W 280.64 feet;

Thence run S 86°53'07"W 506.37 feet;

Thence run S 80°17'41"W 86.69 feet;

Thence run N 84°52'09"W 63.69 feet;

Thence run N 54°18'18"W 76.14 feet;

Thence run N 60°34'37"W 390.71 feet;

Thence run N 71°33'00"W 100.64 feet;

Thence run S 83°23'18"W 142.58 feet;

Thence run N 68°59'57"W 127.43 feet;

Thence run N 44°25'26"W 61.77 feet;

Thence run N 11°22'40"W 196.31 feet to the Northeast Corner of Lot 170 of Shell Landing Subdivision, Phase I, Plat Book 21, Page 11 and the Southeastern Right-of-Way of Shell Landing Blvd.; Thence run along a curve to the left having a radius of 502.07, an arc length of 353.31, a chord bearing and distance of N 52°28'31"E 346.07 feet along said right-of-way;

Thence run S 64°38'16"E 160.08 feet;

Thence run S 61°44'22"E 392.93 feet;

Thence run S 66°05'54"E 360.06 feet;

Thence run S 74°39'58"E 368.69 feet;

Thence run N 06°23'12"E 230.96 feet;

Thence run N 27°40'34"W 370.69 feet;

Thence run N 35°21'20"W 330.08 feet;

Thence run N 13°47'06"W 316.09 feet;

an

Thence run N 02°00'21"W 335.77 feet;

Thence run N 64°35'28"E 61.35 feet;

Thence run N 10°55'58"W 152.78 feet;

Thence run N 14°18'15"E 103.90 feet;

Thence run N 83°06'00"E 366.53 feet;

Thence run N 11°45'19"W 77.14 feet;

Thence run N 22°27'17"E 135.24 feet;

Thence run N 66°04'55"E 469.25 feet;

Thence run N 77°48'41"E 84.94 feet;

Thence run S 71°48'42"E 325.70 feet;

Thence run S 70°18'56"E 522.03 feet;

Thence run S 54°26'44"E 54.34 feet;

Thence run N 86°34'04"E 21.78 feet to the Western right-of-way of the proposed Bridge Water Lane;

Thence run S 15°51'12"E 41.89 feet along said right-of-way;

Thence run S 71°46'19"W 21.04 feet;

Thence run S 24°33'01"W 70.27 feet;

Thence run S 89°07'41"W 90.69 feet;

Thence run N 84°40'37"W 646.05 feet;

Thence run S 84°00'37"W 113.67 feet;

Thence run S 66°04'54"W 370.22 feet back to the POINT OF BEGINNING.

Containing 34.94 acres, more or less.

Driving Range & Holes 1 - 4

TRACT 2
(Revised June, 2001)

A parcel of land located in the SW 1/4 of Section 35, Township 7 South, Range 7 West and Government Lot 6 and Lot 7 of Irregular Section 34, Township 7 South, Range 7 West, Jackson County, MS and being more particularly described as:

Commencing at the NE Corner of the U. S. Government Lot 1 of Irregular Section 3, Township 8 South, Range 8 West, Jackson County, MS; Thence run S 89°26'56"E 1730.97 feet along the North line of Section 15; Thence run N 00°49'06"E 543.90 feet to the POINT OF BEGINNING;

Thence run S 54°59'49"W 436.53 feet;

Thence run N 85°39'22"W 139.95 feet;

Thence run N 37°52'22"W 129.24 feet;

Thence run S 70°04'44"W 24.33 feet to the Eastern right-of-way of proposed Bridge Water Lane; Thence run N 15°51'12"W 30.08 feet along said right-of-way;

Thence run N 70°04'44"E 24.69 feet;

Thence run N 07°13'19"W 54.96 feet;

Thence run N 18°35'14"E 87.88 feet;

Thence run N 54°09'50"E 422.28 feet;

Thence run N 76°01'44"E 132.16 feet;

Thence run N 06°07'47"W 78.73 feet;

Thence run N 74°59'24"W 426.95 feet;

Gh

Thence run N 85°11'30"W 768.46 feet;

Thence run S 88°14'25"W 443.83 feet;

Thence run N 55°22'19"W 246.42 feet;

Thence run S 55°30'16"W 282.02 feet to the Northern Right-of-Way of Bridge Water Lane; Thence run N 82°32'39"W 181.86 feet along said right-of-way;

Thence run N 08°24'10"W 180.73 feet;

Thence run N 74°51'35"W 84.04 feet;

Thence run S 29°43'15"W 200.00 feet;

Thence run S 57°37'17"W 87.10 feet;

Thence run S 78°52'56"W 95.21 feet;

Thence run S 71°16'59"W 99.38 feet;

Thence run S 85°21'06"W 74.68 feet;

Thence run S 62°08'04"W 231.92 feet;

Thence run S 50°32'23"W 183.29 feet;

Thence run S 70°18'48"W 84.61 feet to the Northwest Corner of Lot 173, Phase 1 Subdivision and the Northeastern right-of-way of Shell Landing Blvd;

Thence run S 83°07'27"W 82.01 feet along said right-of-way;

Thence run N 44°26'43"W 151.64 feet along said right-of-way; Thence run along a curve to the right having a radius of 593.54 feet, an arc length of 199.64 feet, a chord bearing and distance of N 34°48'34"W 198.70 feet along said right-of-way; Thence run along a curve to the left having a radius of 1743.91 feet, an arc length of 212.83 feet, a chord bearing and distance of N 28°40'10"W 212.70 feet along said Northeastern right-of-way of Shell Landing Blvd.;

Thence run N 32°09'57"W 485.69 feet along said right-of-way;

Thence run N 25°01'57"W 76.94 feet along said right-of-way;

Thence run N 09°27'44"E 304.14 feet along said right-of-way;

Thence run North 239.51 feet along said right-of-way to a line that is 50 feet South of the South right-of-way of CSX Railroad;

Thence run S 76°53'41"E 1972.01 feet along said line parallel with the South right-of-way of CSX Railroad;

Thence run S 01°50'58"E 489.44 feet;

Thence run S 84°38'22"E 132.13 feet;

Thence run S 46°11'36"E 142.60 feet;

Thence run S 61°43'10"E 121.53 feet;

Thence run N 84°59'28"E 224.90 feet;

Thence run N 03°38'06"W 139.49 feet;

Thence run N 81°29'39"E 861.57 feet;

Thence run S 86°37'07"E 72.59 feet;

Thence run S 74°38'55"E 510.32 feet;

Thence run N 81°18'05"E 125.47 feet to a line that is 50 feet South of the South right-of-way of CSX Railroad; Thence run S 76°53'41"E 303.30 feet along said line parallel with the South right-of-way of CSX Railroad;

Thence run S 13°20'47"E 139.95 feet;

Thence run S 76°52'31"E 207.92 feet;

Thence run S 16°52'17"E 67.33 feet;

Thence run South 45.31 feet;

Thence run S 58°20'26"W 743.23 feet back to the POINT OF BEGINNING.

Containing 65.02 acres, more or less.

Holes 8, 9 & Clubhouse

TRACT 3
(Revised June, 2001)

A parcel of land located in U. S. Government Lot 5 and 6, Irregular Section 34, Township 7 South, Range 7 West and U. S. Government Lot 2, Irregular Section 3, Township 8 South, Range 7 West, Jackson County, MS, being more particularly described as:

Commencing at the SW Corner of Irregular Section 34, Township 7 South, Range 7 West, Jackson County, MS; Thence run S 89°43'32"E 1081.50 feet along the North line of Irregular Section 3; Thence run North 260.63 feet to the POINT OF BEGINNING; Thence run N 05°47'07"W 248.97 feet; Thence run N 28°37'10"W 270.76 feet to the Western right-of-way of Birdie Lane; Thence run N 24°40'12"E 128.68 feet along said right-of-way; Thence run along a curve to the left having a radius of 325.00 feet, an arc length of 227.33 feet, a chord bearing and distance of N 04°37'52"E 222.73 feet along said right-of-way; Thence run N 15°24'27"W 42.24 feet along said right-of-way; Thence run along a curve to the right having a radius of 50.00 feet, an arc length of 74.32 feet, a chord bearing and distance of N 27°10'39"E 67.67 feet to the South right-of-way of Cobblestone Lane; Thence run along a curve to the left having a radius of 405.00 feet, an arc length of 217.11 feet; a chord bearing and distance of N 54°24'19"E 214.52 feet along said right-of-way; Thence run N 39°02'53"E 191.72 feet along said right-of-way; Thence run along a curve to the right having a radius of 35.00 feet, an arc length of 66.45 feet, a chord bearing and distance of S 86°33'32"E 56.91 feet to the Southwestern right-of-way of Shell Landing Blvd.; Thence run S 32°09'57"E 350.66 feet along said right-of-way; Thence run along a curve to the right having a radius of 1693.91 feet, an arc length of 206.73 feet, a chord bearing and distance of S 28°40'10"E 206.60 feet along said right-of-way; Thence run along a curve to the left having a radius of 643.54 feet; an arc length of 216.46 feet, a chord bearing and distance of S 34°48'34"E 215.44 feet along said Southwestern right-

of-way of Shell Landing Blvd.; Thence run S 04°54'11"W 85.68 feet to the North line of Lot 64, Phase 1 Shell Landing Subdivision, Book 21, Page 10; Thence run N 87°00'15"W 223.61 feet; Thence run S 53°11'18"W 180.68 feet to the Northwest Corner of Lot 66, Phase 1 Shell Landing Subdivision, Book 21, Page 10; Thence run S 27°10'56"E 161.85 feet; Thence run S 45°46'36"E 152.52 feet; Thence run S 32°59'38"E 862.15 feet to the Northwest Corner of Lot 78, Phase 1 Shell Landing Subdivision; Thence run S 33°50'47"W 151.71 feet; Thence run S 11°07'23"W 336.17 feet; Thence run S 07°19'39"W 76.13 feet to the Northwest Corner of Lot 84, Phase 1 Shell Landing Subdivision; Thence run S 15°35'59"W 110.73 feet; Thence run S 23°01'48"W 133.44 feet; Thence run S 51°17'07"E 43.44 feet to the Western right-of-way of Shell Landing Blvd.; Thence run along a curve to the right having a radius of 452.07 feet, an arc length of 33.61 feet, a chord bearing and distance of S 65°29'40"W 33.60 feet along said said right-of-way; Thence run N 52°01'29"W 105.12 feet; Thence run N 25°40'05"W 41.17 feet to the Northeast Corner of Lot 85, Phase 1 Shell Landing Subdivision;

Thence run N 31°12'24"W 167.00 feet;

Thence run N 12°25'12"W 112.45 feet;

Thence run N 07°47'11"E 89.29 feet;

Thence run N 11°40'01"E 327.04 feet;

Thence run N 05°14'28"E 110.60 feet;

Thence run N 27°14'42"W 117.58 feet;

Thence run N 40°27'31"W 132.50 feet;

Thence run N 53°21'50"W 83.19 feet;

Thence run N 64°15'27"W 80.01 feet;

Thence run S 54°45'59"W 149.66 feet;

Thence run N 32°05'06"W 401.31 feet back to the POINT OF BEGINNING.

Containing 24.99 acres, more or less.

AWJ

Holes 16, 17, 18

TRACT 4
(Revised July, 2001

A parcel of land located in U. S. Government Lot 1, Irregular Section 4, Township 8 South, Range 7 West and U. S. Government Lot 3, Irregular Section 3, Township 8 South, Range 7 West, and U. S. Government Lot 5, Irregular Section 34, Township 7 South, Range 7 West, and U. S. Government Lot 4, Irregular Section 33, Township 7 South, Range 7 West, Jackson County, Mississippi, and being more particularly described as follows:

Beginning at the NW Corner of Irregular Section 3, Township 8 South, Range 7 West, Jackson County, MS;

Thence run N 64°43'28"E 416.91 feet;

Thence run N 03°00'22"W 352.75 feet;

Thence run N 29°53'53"E 125.06 feet to the Southeast Corner, Lot 41, Phase I Shell Landing Subdivision, Plat Book 21, Page 9;

Thence run N 24°58'22"E 436.95 feet;

Thence run N 30°30'50"E 187.78 feet to the South right-of-way of Cobblestone Lane; Thence run along a curve to the left having a radius of 405.00 feet; an arc length of 192.02 feet; a chord bearing and distance of S 77°36'56"E 190.22 feet along said right-of-way to the West right-of-way of Birdie Lane; Thence run along a curve to the right having a radius of 50.00 feet, an arc length of 66.14 feet; a chord bearing and distance of S 53°18'10"E 61.42 feet along said right-of-way of Birdie Lane; Thence run S 15°24'27"E 54.54 feet along said existing right-of-way; Thence run along a curve to the right having a radius of 275.00 feet; an arc length of 192.36 feet and a chord bearing and distance of S 04 37'52"W 188.46 feet along said right-of-way;

Thence run S 24°40'12"W 128.68 feet;

a.c

Thence run S 29°55'37"W 102.99 feet;

Thence run S 27°00'25"W 231.43 feet;

Thence run S 22°07'15"W 125.55 feet;

Thence run S 07°49'59"W 718.07 feet;

Thence run S 37°38'48"E 239.64 feet;

Thence run S 46°09'41"E 205.86 feet to the Northeast Corner of Lot 94, Phase 1 Shell Landing Subdivision, Plat Book 21, Page 11;

Thence run S 57°51'24"W 285.21 feet;

Thence run S 52°14'22"W 96.53 feet;

Thence run S 51°34'57"W 963.08 feet to the Northwest Corner of Lot 103, Phase 1 Shell Landing Subdivision, Plat Book 21, Page 12 and the center of Little Graveline Bayou; Thence run in a Northwesterly direction along said bayou 1258 feet, said meandering having a chord of N 09°13'01"W 912.11 feet;

Thence run N 49°22'06"E 106.07 feet;

Thence run N 42°29'34"W 487.61 feet;

Thence run N 02°02'28"W 792.00 feet;

Thence run N 02°20'42"E 109.67 feet;

Thence run N 53°18'07"E 62.33 feet;

Thence run N 35°45'44"W 97.57 feet to the South right-of-way of Cobblestone Lane; Thence run along a curve to the right having a radius of 801.07 feet, an arc length of 11.64 feet, a chord bearing and distance of N 53°40'55"E 11.64 feet along said right-of-way; Thence run along a curve to the left having a radius of 3433.53 feet, an arc length of 18.31 feet; a chord bearing and distance of N 53°56'44"E 18.31 feet along said South right-of-way of Cobblestone Lane;

Thence run S 38°52'38"E 110.17 feet;

Thence run S 46°40'14"E 74.42 feet;

Thence run S 12°04'19"E 238.33 feet;

Thence run S 18°04'09"E 518.08 feet to the South line of U. S. Government Lot 4, Section 33, Township 7 South, Range 7 West; Thence run N 89°42'19"E 265.63 feet along said South line back to the POINT OF BEGINNING.

Containing 43.11 acres, more or less.

Holes 10, 11, 12, 13, 14, & 15

TRACT 5
(Revised June, 2001)

A parcel of land located in U. S. Government Lots 1, 2, 3 and 4, Irregular Section 33, Township 7 South, Range 7 West, and U. S. Government Lot 5, Irregular Section 34, Township 7 South, Range 7 West, Jackson County, MS, and being more particularly described as:

Commencing at the SE Corner, Section 33, Township 7 South, Range 7 West, Jackson County, MS; Thence run S 89°42'19"W 1144.45 feet along the South line of Section 33; Thence run North 900.18 feet to the POINT OF BEGINNING;

Thence run N 12°17'47"W 604.19 feet;

Thence run West 65.65 feet;

Thence run S 12°46'33"W 362.61 feet;

Thence run S 63°19'19"W 141.76 feet;

Thence run S 17°41'50"W 122.36 feet;

Thence run West 189.58 feet;

Thence run N 43°41'11"W 193.70 feet;

Thence run N 17°21'07"E 209.10 feet;

Thence run N 07°45'53"W 1427.35 feet;

Thence run N 12°44'50"E 279.30 feet to the South right-of-way of a 50 ft. Emergency Access Road, said right-of-way being 50 feet South of Southern CSX Railroad right-of-way. Thence run

an

S 76°53'41"E 809.60 feet along said Emergency Access Road right-of-way parallel with the Southern CSX Railroad right-of-way;

Thence run S 45°50'01"E 276.69 feet;

Thence run S 47°49'12"E 367.22 feet;

Thence run S 76°02'02"E 1052.82 feet;

Thence run N 05°15'23"E 269.56 feet to the South right-of-way of a 50 ft. Emergency Access Road; Thence run S 80°08'17"E 353.52 feet along said right-of-way;

Thence run S 05°43'06"W 277.92 feet;

Thence run S 15°47'30"E 124.53 feet;

Thence run S 36°38'01"E 667.11 feet;

Thence run S 50°04'07"W 69.91 feet;

Thence run N 74°27'34"W 24.09 feet;

Thence run S 33°09'16"W 154.64 feet to the North right-of-way of Cobblestone Lane; Thence run along a curve to the right having a radius of 355.00 feet, an arc length of 37.67 feet, a chord bearing and distance of S 85°58'25"W 37.65 feet along said right-of-way;

Thence run N 33°09'16"E 151.83 feet;

Thence run N 47°41'56"W 151.21 feet;

Thence run S 85°37'09"W 141.28 feet to the Northeast corner of Lot 40, Phase 1 Shell Landing Subdivision, Plat Book 21, Page 9; Thence run N 44°44'53"W 466.77 feet to the NW Corner of Lot 33; Thence run N 43°37'03"W 159.15 feet; Thence run N 11°03'35"W 132.05 feet to the Northeast Corner of Lot 16; Thence run S 77°54'43"W 87.98 feet;

Thence run S 60°41'40"W 91.99 feet;

Thence run S 67°49'24"W 68.80 feet;

Thence run S 79°23'25"W 62.63 feet;

Thence run S 64°08'35"W 65.05 feet to the Northwest Corner of Lot 12;

Thence run S 88°47'03"W 366.07 feet;

al

Thence run N 65°42'03"W 260.15 feet;

Thence run N 17°39'18"W 250.14 feet;

Thence run N 62°10'53"W 242.46 feet;

Thence run S 43°23'12"W 113.85 feet;

Thence run S 11°41'00"E 637.34 feet;

Thence run S 19°46'19"E 114.12 feet;

Thence run S 07°06'12"E 128.96 feet;

Thence run S 13°28'21"E 279.83 feet;

Thence run S 69°20'52"E 118.37 feet;

Thence run S 33°56'56"E 130.90 feet;

Thence run S 14°33'31"E 54.11 feet to the North right-of-way of Cobblestone Lane; Thence run along a curve to the right having a radius of 3383.53 feet, an arc length of 23.40 feet, a chord bearing and distance of S 53°54'01"W 23.40 feet along said right-of-way; Thence run along a curve to the left having a radius of 851.07 feet; an arc length of 8.86 feet; a chord bearing and distance of S 53°48'00"W 8.86 feet along said right-of-way;

Thence run N 14°33'31"W 60.84 feet;

Thence run N 33°56'56"W 116.20 feet

Thence run S 73°37'48"W 66.46 feet;

Thence run S 25°00'30"W 68.75 feet;

Thence run S 78°27'33"W 327.31 feet back to the POINT OF BEGINNING.

Containing 57.75 acres, more or less.

acl

AND ALSO:

PARCEL II: (overpass area)

That certain parcel of land situated in the NW 1/4 of NW 1/4 of Section 34, Township 7 South, Range 7 West, Jackson County, Mississippi, more particularly described as follows, to-wit:

Commencing at the Northwest corner of Section 34 (also Northeast corner, Section 33), Township 7 South, Range 7 West, Jackson County, Mississippi; thence run South 00 degrees 24' West along the section line 2,100.00 feet more or less, to the South right-of-way of Old U.S. Highway 90; thence South 76 degrees 44' East 1,188.00 feet along said South right-of-way of Old Highway 90 to the Point of Beginning; thence continue South 76 degrees 44' East 150.00 feet along said right-of-way; thence South 486.78 feet to the North right-of-way line of the CSX Railroad; thence North 76 degrees 40' West along said North right-of-way 150.00 feet; thence North 486.71 feet back to the Point of Beginning; containing 1.63 acres, more or less, and being located in Section 34, Township 7 South, Range 7 West, Jackson County, Mississippi. Being the East 150 feet of that certain land conveyed to John R. Douglas by Deeds dated October 1, 1994, recorded in Book 1051, Page 793, and dated September 8, 1995, recorded in Book 1071, Page 58, Land Deed Records of Jackson County, Mississippi.

AND ALSO:

PARCEL III: (Highway 90 frontage area)

The certain tract, piece or parcel of property located and situated in the Northwest Quarter; in the Northeast Quarter of Southwest Quarter; in the Southwest Quarter of Northeast Quarter and in the Northwest Quarter of the Southeast Quarter, Section 34, Township 7 South, Range 7 West, Jackson County, Mississippi, being more particularly described as follows, to-wit:

Commencing at the Southeast Corner of Northwest Quarter of Section 34, Township 7 South, Range 7 West, Jackson County, Mississippi; thence run South 5.5 feet to the Point of Beginning and being on the North right-of-way of the Old Spanish Trail; thence run North 76 degrees 44' West 2,698.52 feet along said North right-of-way line to the West boundary of said Section 34; thence run along West boundary North 00 degrees 24' East 905 feet to the South right-of-way line of U.S. Highway 90; thence run South 79 degrees 50' East 2,763.58 feet along said South right-of-way; thence run South 200 feet; thence run South 79 degrees 46' East 60.12 feet; thence run South 00 degrees 12' East 865.07 feet to the said North right-of-way of Old Spanish Trail; thence run North 78 degrees 44' West 171.5 feet back to the Point of Beginning. As shown on survey dated December 9, 1998, revised December 17, 1998, by Batson and Brown, Inc..

This 15 page legal description includes Shell Landing Subdivision, Phase I, per plat of record in Plat Book 21, Pages 7-15. Those lots in Shell Landing Subdivision, Phase I, which have been conveyed out since the platting of the subdivision are excluded from this legal description per paragraph 1.3 of the Purchase Sales Agreement dated December 8, 2004.

EXHIBIT "B"

LIST OF LOTS AS OF NOVEMBER 24, 2004

1400 SQUARE FOOT MINIMUM
11/24/2004

LOT

1. SOLD
2. 34,500
3. SOLD
4. SOLD
5. SOLD
6. SOLD
7. SOLD
8. SOLD
9. SOLD
10. SOLD
11. SOLD
12. SOLD
13 SOLD
14. SOLD
15. SOLD
16. SOLD
17. SOLD
18. SOLD
19. 34,500
20. 34,500
21. 34,500
22. 34,500
23. 34,500
24. 34,500
25. SOLD
26. SOLD
27. 34,500
28. 34,500
29. 34,500
30. 34,500
31. 34,500
32. SOLD
33. SOLD
34. SOLD
35. SOLD
36. 49,500 GOLF FAIRWAY
37. SOLD
38. SOLD
39. SOLD
40. SOLD
41. 73,000 GOLF GREEN, NATURE PRESERVE
42. 41,500
43. 38,000
44. 34,500
45. 34,500
46. SOLD
47. SOLD
48. 34,500
49. 34,500
50. 34,500
51. 34,500
52. SOLD
53. SOLD
54. 34,500
55. SOLD
56. SOLD
57. SOLD
58. 34,500
59. SOLD
60. SOLD
61. 34,500
62. SOLD

PRICES SUBJECT TO CHANGE WITHOUT NOTICE

Cm

2000 SQUARE FOOT MINIMUM
11/24/2004

63. 61,500 CLUBHOUSE
64. 61,500 CLUBHOUSE
65. 61,500 CLUBHOUSE
66. SOLD
67. SOLD
68. SOLD
69. SOLD
70. 61,500
71. SOLD
72. 71,800 GOPHER TORTOISE
73. SOLD
74. 74,500 GOLF TEE
75. SOLD
76. SOLD
77. 67,500 GOLF GREEN
78. 60,000 GOLF GREEN
79. 62,500 GOLF GREEN
80. SOLD
81. SOLD
82. SOLD
83. SOLD
84. 71,800 GOLF TEE
85. 71,800
86. 68,500
87. SOLD
88. SOLD

121. SOLD
122. 54,000
123. SOLD
124. SOLD
125. 54,000
126. SOLD
127. SOLD
128. SOLD
129. SOLD
130. SOLD
131. 54,000
132. 54,000
133. 54,000
134. 53,000

156. SOLD
157. SOLD
158. SOLD
159. SOLD
160. SOLD
161. SOLD
162. SOLD
163. SOLD
164. SOLD
165. 73,500
166. SOLD
167. SOLD
168. 66,500
169. 66,500
170. SOLD
171. SOLD
172. SOLD
173. 67,500 (OFF MKT)

PRICES SUBJECT TO CHANGE WITHOUT NOTICE

an

2500 SQUARE FOOT MINIMUM
11/24/2004

135.	SOLD	
136.	SOLD	
137.	SOLD	
138.	SOLD	
139.	SOLD	
140.	63,500	MARSH, WATER VIEW
141.	69,000	MARSH, WATER VIEW
142.	SOLD	
143.	63,500	MARSH, WATER VIEW
144.	SOLD	
145.	SOLD	
146.	135,000	WATER VIEW
147.	SOLD	
148.	SOLD	
149.	115,000	MARSH, WATER, GOLF TEE
150.	110,000	MARSH, WATER, GOLF TEE
151.	SOLD	
152.	SOLD	
153.	SOLD	
154.	SOLD	
155.	SOLD	

PRICES SUBJECT TO CHANGE WITHOUT NOTICE

3000 SQUARE FOOT MINIMUM
11/24/2004

89.	61,500	
90.	61,500	– Pending $54,000 Contract – 12-5-04 (Builder)
91.	61,500	– Pending – $54,000 Contract – 12-5-04 (Builder)
92.	63,500	MARSH, WATER VIEW
93.	SOLD	
94.	SOLD	
95.	SOLD	
96.	64,500	– Pending – $55,000 Contract 12-5-04 (Builder)
97.	100,000	MARSH, WATER VIEW
98.	SOLD	
99.	SOLD	
100.	SOLD	
101.	120,000	MARSH, WATER, GOLF VIEW
102.	SOLD	
103.	SOLD	
104.	SOLD	
105.	SOLD	
106.	SOLD	
107.	115,000	MARSH, WATER VIEW
108.	SOLD	
109.	67,500	
110.	65,000	
111.	65,000	
112.	65,000	
113.	SOLD	
114.	65,000	
115.	65,000	
116.	SOLD	
117.	SOLD	
118.	SOLD	
119.	62,500	
120.	67,500	

Same Builder

ACREAGE
2-3
$200,000 25' EASEMENT
BETWEEN LOTS 118 & 119

PRICES SUBJECT TO CHANGE WITHOUT NOTICE

ct

EXHIBIT "C"

PLAT MAP SHOWING PARCELS ZONED COMMERCIAL OR AGRICULTURAL


LOVE
ENTERPRISES
Shell Landing
OVERALL PLAT FOR:
SHELL LANDING DEVELOPMENT INC.
AND
McINTYRE GOLF DEVELOPMENT
I HEREBY CERTIFY THE FOLLOWING TRACTS 1-5 ARE SITUATED IN AND PART OF OVERALL TRACT OWNED BY SHELL LANDING DEVELOPMENT INCORPORATED.
SHELL LANDING DEEDS
DATE
OVERALL PROPERTY MAP
OF
McINTYRE GOLF DEVELOPMENT
APRIL 2001
BATSON AND BROWN, INC.
N
S
W
E

Schedule 2.3(a)
Continuing Obligations
(dollar figures represent cost "per month")

Jack Kerrigan Advertising Agreement	$ 9,000 (expires 02/05)
Security/Guardhouse	$10,080
Electrical/Water/Sewer	$ 1,040 (average)
Gulf Breeze Landscaping	$ 1,600
Joe Jones/Employee-at-will	$ 3,877 (average, incl. payroll taxes and overtime)

Contract w/Davis Love III Enterprises, Inc.
- no additional monies owed; terms govern use of Davis Love name and image.

Easements, right-of-ways in favor of State of Mississippi, City of Gautier and Shell Landing Golf, LLC, and Real Property Covenants including architectural and design guidelines.
-see Warranty Deeds to/from Shell Landing Development, Inc., Plat as approved by Jackson County Board of Supervisors, and Legal descriptions attached as Exhibit A to Agreement, all of which are on file with the Chancery Clerk of Jackson County, Mississippi.

Turtle Refuge
-see "Biological Assessment for the Gopher Tortise prepared by Wendell Neal of Endangered Species Act Consulting Services, LLC. dated September 1998.

ACTION OF THE SHAREHOLDERS OF SHELL LANDING DEVELOPMENT, INC.
TAKEN BY UNANIMOUS WRITTEN CONSENT IN LIEU OF A MEETING

Pursuant to the Mississippi Business Corporation Act and the by-laws of Shell Landing Development, Inc., a Mississippi corporation (the "Corporation"), the undersigned, being all of the shareholders (the "Shareholders") of the Corporation do hereby consent and adopt the following resolutions as the actions of the Shareholders and do hereby direct that this written consent be filed with the minutes of the proceedings of the Corporation:

WHEREAS, by unanimous written consent (the "Directors' Consent") of the Board of Directors (the "Directors" or the "Board") of Shell Landing Development, Inc. (the "Corporation") attached as **Exhibit "I"** hereto, the Board has recommended that the shareholders approve the Purchase and Sale Agreement (the "Contract") between the Corporation, Azur-Santa Barbara LLC (the "Purchaser") and Williams, Heidelberg, Steinberger & McElhaney, P.A. (the "Escrow Agent") for the sale of the Corporation's real property, improvements thereon and appurtenances thereto; and

WHEREAS, attached to the Directors' Consent as Exhibit "A" thereto is a copy of the form of the Contract; and

WHEREAS, pursuant to applicable provisions of the Mississippi Business Corporation Act, the Corporation's shareholders (the "Shareholders") must approve the Contract since the assets to be conveyed pursuant thereto represent all or substantially all of the Corporation's assets; and

WHEREAS, the Shareholders are willing to consider the advisability of approving the Contract and the transaction covered thereby based upon the recommendation of the Board but without first receiving solicitation materials necessary to fully inform the Shareholders as to benefits, detriments and risks associated with the Contract and its performance by the Corporation; provided that the conditions contained herein are strictly observed; and

WHEREAS, the Shareholders carefully considered the recommendation of the Board as reflected in the Directors' Consent and the considerations, terms and conditions of the Contract.

NOW THEREFORE, BE IT RESOLVED by unanimous consent of the Shareholders as follows:

1. The recitals set forth above are incorporated herein by reference as if fully set forth verbatim.

2. The Shareholders waive the requirement that any other materials be provided in connection with the Board's solicitation of the Shareholders' approval of the Contract conditioned, however, upon the strict compliance with all conditions set forth hereinafter.

3. Pursuant to Miss. Code Ann. Section 79-4-12.02, the Shareholders approve the sale of the assets covered by and pursuant to the Contract for the considerations and upon the terms and conditions therein provided and authorize the execution and performance of the Contract on behalf of the Corporation in accordance with the Directors' Consent.

4. For purposes of this resolution, the term "Sale Proceeds" shall mean and include all proceeds generated from the sale of the assets covered by and pursuant to the Contract, together with the Nonrefundable Payment and the Extension Payment, if applicable, as therein provided. Unless first approved unanimously in writing by all Shareholders, all Directors, officers, employees, agents and representatives of the Corporation are irrevocably prohibited from making or permitting any distribution of Sale Proceeds to any officer, Director or Shareholder of the Corporation or to any entity owned or controlled, directly or indirectly, by any one or more such officer, Director or Shareholder. Under no circumstances shall Sale Proceeds be used or distributed for salaries, bonuses, or other compensation to any officer, Director, or employee of the Corporation, other than Joe Jones. If, within thirty (30) days following the closing of the sale covered by the Contract, the Shareholders cannot unanimously agree upon the appropriate distribution of Sale Proceeds remaining after providing for the payment of Eligible Expenses and Reserves, the Shareholders and the Corporation shall submit the issue to binding arbitration. For purposes of this item 4, the following terms shall have the meanings ascribed thereto:

a. "Eligible Expenses" shall mean and include (i) all reasonable closing costs and ad valorem taxes chargeable to Corporation pursuant to the Contract, and (ii) all payments to discharge the Corporation's bona fide obligations to unrelated third parties including the Corporation's legal counsel. Except for the Corporation, Shell Landing Development Golf, LLC, its affiliates and their respective successors and assigns are not unrelated third parties.

b. "Reserves" shall mean and include reserves reasonably established by the Board necessary to pay or provide for the payment of the claims against the Corporation in connection with the *McIntyre* litigation and related reasonable legal fees and expenses; and amounts necessary to fund the Corporation's

legal, accounting, and tax costs in connection with the dissolution, liquidation and winding up of the Corporation's affairs.

c. "Person" shall mean and include any individual, corporation, partnership, limited liability company, trust or other entity whatsoever.

5. The foregoing resolution may not be modified or rescinded without the prior unanimous written consent of all Shareholders and the Corporation.

6. This Written Consent of the Shareholders may be executed in multiple counterparts.

By the respective signatures affixed hereto, the Shareholders consent to the foregoing in lieu of a meeting effective this 8th day of December 2004.

KENNETH O. SMITH

JACK CLARK

CARL M. CRAWFORD
By Kenneth O. Smith, his authorized proxy

WAYNE BROWN

HAROLD BROWN

STEVE SCOTT

FRANK JONES

DWIGHT SMITH
By Kenneth O. Smith, his authorized proxy

W. HARVEY BARTON

RICHARD F. SCRUGGS
By Rex Deloach, his authorized proxy

ACTION OF THE DIRECTORS OF SHELL LANDING DEVELOPMENT, INC.
<u>TAKEN BY UNANIMOUS WRITTEN CONSENT IN LIEU OF A MEETING</u>

Pursuant to Section 79-4-8.21 of the Mississippi Business Corporation Act, the undersigned, being all of the directors (the "Directors") of Shell Landing Development, Inc., a Mississippi corporation (the "Corporation") do hereby consent to and adopt the following resolutions as the actions of the Directors and do hereby direct that this written consent be filed with the minutes of the proceedings of the Corporation:

WHEREAS, the Directors have carefully reviewed the form of Purchase and Sale Agreement (the "Contract") between the Corporation, Azur-Santa Barbara LLC (the "Purchaser") and Williams, Heidelberg, Steinberger & McElhaney, P.A. (the "Escrow Agent") attached as **Exhibit "A"** hereto; and

WHEREAS, pursuant to the Contract, the Purchaser has agreed to purchase the Corporation's real property, together with improvements thereon and appurtenances thereto, for a total consideration of $5,800,000, in addition to a non-refundable payment of $200,000; and

WHEREAS, pursuant to and in accordance with the Mississippi Business Corporation Act, the Shareholders must approve the Contract since the assets to be conveyed pursuant thereto represent all or substantially all of the Corporation's assets; and

WHEREAS, the Board believes that the best interest of the Corporation and its shareholders (the "Shareholders") would be served if the Corporation sold its real property, improvements thereon and appurtenances thereto to Purchaser for the considerations and upon the terms and conditions set forth in the Contract; and the Board is prepared to recommend to the Shareholders that the Shareholders approve the Contract and the transaction contemplated therein; and

WHEREAS, by their respective signatures, each of the Directors represents that he has no conflicting interest as that term is defined by Miss. Code Ann. § 79-4-8.60; provided, however, Carl Crawford discloses that he has acquired shares of the common stock of Azur International, Inc., believed to be an affiliate or parent of the Purchaser, but that neither he nor any other Director is receiving any compensation, benefit or consideration on account of the proposed transaction other than what he is entitled to as a shareholder or creditor of the Corporation.

NOW THEREFORE, BE IT RESOLVED that the recitals set forth above be and are hereby incorporated herein by reference;

BE IT FURTHER RESOLVED that Board does hereby recommend to the Shareholders that the Shareholders approve the Contract and authorize its execution and delivery to the Escrow Agent to be held pursuant to the Contract;

BE IT FURTHER RESOLVED that upon the approval by the Shareholders of the Contract and the transaction contemplated therein, the President and/or the Secretary of the Corporation be and they are hereby authorized and directed to execute the Contract on behalf of the Corporation and to take all such steps as are necessary in the performance by the Corporation of its obligations pursuant to the Contract including the execution of all documents in connection with the closing of the transaction subject to the Contract; and

BE IT FURTHER RESOLVED that the Corporation's counsel prepare all such notices and materials necessary and appropriate to solicit the approval by the Shareholders of the Contract and the transaction contemplated thereby which notice shall include a copy of these resolutions and the form of the Contract attached hereto.

By the respective signatures affixed hereto, the Directors unanimously consent to the foregoing in lieu of a meeting effective this 8th day of December, 2004.

KENNETH O. SMITH

JACK CLARK

CARL M. CRAWFORD

WAYNE BROWN

HAROLD BROWN

BE IT FURTHER RESOLVED that upon the approval by the Shareholders of the Contract and the transaction contemplated therein, the President and/or the Secretary of the Corporation be and they are hereby authorized and directed to execute the Contract on behalf of the Corporation and to take all such steps as are necessary in the performance by the Corporation of its obligations pursuant to the Contract including the execution of all documents in connection with the closing of the transaction subject to the Contract; and

BE IT FURTHER RESOLVED that the Corporation's counsel prepare all such notices and materials necessary and appropriate to solicit the approval by the Shareholders of the Contract and the transaction contemplated thereby which notice shall include a copy of these resolutions and the form of the Contract attached hereto.

By the respective signatures affixed hereto, the Directors unanimously consent to the foregoing in lieu of a meeting effective this 8th day of December, 2004.

____

KENNETH O. SMITH

____

JACK CLARK

____

CARL M. CRAWFORD

____

WAYNE BROWN

____

HAROLD BROWN